Exhibit 23(b)
Consent of Independent Registered Public Accounting Firm
          We consent to the incorporation by reference in this registration statement on Form S-8 of Mercantile Bank Corporation of our report dated February 20, 2007 relating to the 2006 consolidated financial statements of Mercantile Bank Corporation, which report appears in Mercantile Bank Corporation’s annual report on Form 10-K for the year ended December 31, 2008.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Grand Rapids, Michigan
March 26, 2009